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EXHIBIT 1.1(B)
NUVEEN UNIT TRUSTS, SERIES 41
TRUST INDENTURE AND AGREEMENT
DATED APRIL 21, 1999

    This Trust Indenture and Agreement by and between John Nuveen & Co. Incorporated, as Depositor and The Chase Manhattan Bank, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for Nuveen Unit Trust, Series 1 and certain subsequent Series, effective May 29, 1997" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

    In consideration of the promises and of the mutual agreements herein contained, the Depositor and the Trustee, agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

    Subject to the Provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                    PART II

                     SPECIAL TERMS AND CONDITIONS OF TRUST

    The following special terms and conditions are hereby agreed to:

    (a) The Bonds defined in Section 1.01(1) listed in Schedule A hereto have been deposited in trust under this Trust Indenture and Agreement.

    (b) The fractional undivided interest in and ownership of the Trust Fund represented by each Unit for a Trust on the Initial Date of Deposit is 1/ (the number of Units) set forth under the caption "Statement of Condition - Interest of Unitholders: Units of fractional undivided interest outstanding" in the Prospectus.

    (c) The number of Units created of a Trust are as set forth under the caption "Statement of Condition - Interest of Unitholders: Units of fractional undivided interest outstanding" in the Prospectus for the Trust.

    (d) Article I of the Standard Terms and Conditions of Trust is hereby amended to replace the definition of "Unit" and to add the definitions of "Distribution Date" and "Settlement Date":

        (23) "UNIT" in respect of any Trust shall mean the fractional undivided interest in and ownership of an individual Trust Fund equal initially to 1/(the number of Units of fractional undivided interest outstanding) provided in the Statement of Condition in the Prospectus for the Trust Fund, the denominator of which fraction shall be (1) increased by the number of any additional Units issued pursuant to Section 2.01 hereof and (2) decreased by the number of any such Units redeemed as provided in Section 4.02.

        (27) "DISTRIBUTION DATE" shall mean that assigned to it in the Prospectus for the Trust.

        (28) "SETTLEMENT DATE" shall mean three days after the Initial Date of Deposit or, if stated otherwise in the Prospectus, the meaning assigned to it in the Prospectus for the Trust.

        (e) The Depositor will bear the costs of organizing the Trust described in Section 3.01 of the Standard Terms & Conditions of Trust.

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    In Witness Whereof, John Nuveen & Co. Incorporated, has caused this Trust
Indenture and Agreement for Nuveen Unit Trusts, Series 41 to be executed by its President, one of its Vice Presidents or one of its Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or its Assistant Secretary and The Chase Manhattan Bank has caused this Trust Indenture and Agreement to be executed by one of its Vice Presidents or Second Vice Presidents and its corporate seal to be hereto affixed and attested to by one of its Assistant Treasurers; all as of the day, month and year first above written.


John Nuveen & Co. Incorporated,
Depositor
By Robert K. Burke
Authorized Officer
(Seal)
Attest:
By Karen L. Healy
                   Assistant Secretary

The Chase Manhattan Bank, Trustee
By Alfred Miller
Assistant Vice President
(Seal)
Attest:
By Robert E. Lisk
                   Assistant Treasurer


                SCHEDULE A TO THE TRUST INDENTURE AND AGREEMENT
                         SECURITIES INITIALLY DEPOSITED
                                       IN
                          NUVEEN UNIT TRUSTS, SERIES 41


(Note: Incorporated herein and made a part hereof is the "Schedule of Investments" as set forth for each Trust in the Prospectus.)